EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Central Coast Bancorp on Form S-8 of our report dated February 19, 2004, appearing in the Annual Report on Form 10-K of Central Coast Bancorp for the year ended December 31, 2003.

DELOITTE & TOUCHE LLP

Sacramento, California
June 29, 2004